Exhibit 10.33

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT dated this      day of September, 2007 and effective as of June 30, 2007, between VL Capital LLC, a Delaware limited liability company (herein after referred to as the “Borrower”) and Basin Water, Inc., a Delaware corporation (hereinafter referred to as the “Lender”), and in consideration of the terms and conditions set forth below, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Loan Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Business Day” means any day other that a Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close under the laws of the State of California.

“Capital Lease” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

“Collateral” means all property which is subject to the Lien granted by the Security Agreement.

“Debt” means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases; (5) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (6) obligations under letters of credit; (7) reimbursement and other obligations under acceptance facilities; and (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; (9) obligations secured by any Liens, whether or not the obligations have been assumed; and (10) all indebtedness of another Person of the types referred to in clauses (1) through (9) guaranteed directly or indirectly in any matter.

“Default” means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Event of Default” means any of the events specified in Section 7.01, provided that any requirement for the giving on notice, the lapse of time, or both, or any other condition, has been satisfied.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan” shall have the meaning assigned to such term in Section 2.01.

“Loan Agreement” means this Term Loan Agreement, as amended, supplemented, or modified from time to time.

“Loan Documents” means this Loan Agreement, the Security Agreement and the Purchase Agreement, collectively.

“Party” means either Lender or Borrower, and “Parties” means Lender and Borrower, collectively.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Prime Rate” means the rate of interest announced by Deutsche Bank AG from time to time at its principal office as its prime commercial lending rate.

“Principal Office” means the Lender’s office at 8731 Prestige Court, Rancho Cucamonga, California 91730.

“Purchase Agreement” means the Agreement to Sell and Purchase between Basin Water, Inc. and VL Capital LLC, dated the date hereof.

“Security Agreement” means the Security Agreement between Lender and Borrower, dated the date hereof.

“Subsidiary” means, as to the Borrower, a Person of which shares of stock or other equity interests having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, other managers or other governing body of such Person are at the time owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

ARTICLE II

AMOUNT AND TERMS OF THE LOAN

Section 2.01. Term Loan The Lender agrees on the terms and conditions hereinafter set forth, to make a loan (the “Loan”) to the Borrower as requested by Borrower and approved by Lender in the principal amount of Four Million Fifty Thousand Dollars ($4,050,000).

Section 2.02. Interest. Except as set forth below, interest shall not accrue on the Loan or any unpaid principal amount thereof. In the event that any amount of principal, or any other amount payable hereunder, is not paid in full when due (whether at maturity, upon acceleration or otherwise), Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) twelve percent (12%) and (ii) the highest lawful rate. Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.

Section 2.03. Term Loan Payments. The Borrower’s obligation to repay the Loan shall be evidenced by its execution of this Loan Agreement by all Parties hereto and the principal of the Loan shall be repaid in 72 installments of Fifty-Six Thousand Two Hundred Fifty and 00/100 Dollars ($56,250), less allowed deduction or reduction as follows: (i) the first monthly installment shall be due and payable on April 1, 2008, (ii) one (1) installment shall be due and payable on the same day of each succeeding month thereafter until the 71st installment shall be due and payable and (iii) one (1) month following the 71st monthly installment due date, the entire remaining balance of the Loan, including any accrued unpaid interest, if not sooner paid, shall be due and payable in full. The Term Loan Payments shall be reduced by any amount of maintenance payments, Escrow Agent Fees and or other Fees and Costs required to be paid by Borrower resulting from this or any agreement or under the Escrow Agreement. D

Section 2.04. Prepayments. Prepayment may be made at any time during the term of the Loan without penalties.

Section 2.05. Method of Payment. This Loan shall be payable in cash, cashier’s check, money order, other negotiable instrument, or by wire transfer in immediately available funds to an account designated by Lender.

Section 2.06. Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Borrower for purchase of the Property under the Purchase Agreement. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation “U” of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with Regulation “X” of such Board of Governors.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.02. Condition Precedent to the Loan. The obligation of the Lender to make the Loan to Borrower is subject to the condition precedent, that the Lender shall have received on or before the day of such Loan, each of the following in form and substance satisfactory to the Lender and its counsel:

(a) Purchase Agreement. The Purchase Agreement executed by both Parties.

(b) Security Agreement. The Security Agreement executed by both Parties.

(c) Escrow Agreement. The Escrow Agreement executed by both Parties

(d) Water Service Agreements. Proof of either consent or notice by the Water Utility Districts, licensed utility provider, or political subdivision, as per each water services agreement assigned.

(e) Evidence of all necessary action by the Borrower. If applicable, certified (as of the date of this Loan Agreement) copies of all limited liability company action taken by the Borrower, including resolutions of its board of directors, managing members or other governing body, authorizing the execution, delivery, and performance of the Loan Documents and each other document to be delivered pursuant to this Loan Agreement; and

(f) Release of Lien. To the extent any releases of any prior liens or encumbrances are necessary, Seller shall provide such releases on or before the Closing Date

(g) Incumbency and signature certificate of the Borrower. A certificate (dated as of the date of this Loan Agreement) of the Secretary or Assistant Secretary or other officer or member of Borrower certifying the names and true signatures of the officers or other Persons of the Borrower authorized to sign the Loan Documents and each other document to be delivered by the Borrower under this Loan Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Incorporation, Good Standing, and Due Qualification. The Borrower is a limited liability company duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, Delaware, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in, and is duly qualified as a foreign limited liability company in good standing under the laws of each other jurisdiction in which such qualification is required.

Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary limited liability company action and do not and will not (1) contravene Borrower’s certificate of formation, operating agreement or other organizational documents; (2) violate any provision of any law, rule, regulation (including, without limitation, Regulations “U” and “X” of the Board of Governors of the Federal Reserve System,), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (4) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower.

Section 4.03. Legally Enforceable Agreement. This Loan Agreement is, and each of the other Loan Documents when delivered under this Loan Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.

Section 4.04. Labor Disputes and Acts of God. The business and the properties of the Borrower are not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business opportunities or the operations of the Borrower.

Section 4.05. Other Agreements. The Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents. The Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 4.06. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator, which may, individually or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.

Section 4.07. No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments, and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or deferral, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

Section 4.08. Ownership and Liens. The Borrower has valid title to, or valid leasehold interest in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Loan Agreement.

Section 4.09. Subsidiaries. The Borrower has no Subsidiaries.

Section 4.10. Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any portion of the Loan shall remain unpaid, the Borrower will:

Section 5.01. Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is required.

Section 5.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

Section 5.03. Maintenance of Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.04. Conduct of Business. Continue to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Loan Agreement.

Section 5.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

Section 5.06. Compliance With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

Section 5.07. Right of Inspection. At any reasonable time and from time to time, permit the Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of its officers and directors and the Borrower’s independent accountants.

Section 5.08. Reporting Requirements. Furnish to the Lender upon written request within thirty days of the requested information:

(a) Financial statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such fiscal year and statements of income and retained earnings of the Borrower for such fiscal year and statements of changes in financial position of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements;

(b) Notice of Defaults and Events of Default. As soon as possible and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

(c) Reports to other creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement to which the Borrower is a party; and

(d) General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

Section 5.09. Environment. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto, and at the Lender’s request and at the Borrower’s expenses, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Lender, and such other and further assurances reasonably satisfactory to the Lender that the condition has been corrected.

Section 5.10. Performance. Perform and comply with all terms, conditions and provisions set forth in this Loan Agreement and in the other Loan Documents in a timely manner.

Section 5.11. Taxes, Charges and Liens. Pay and discharge when due all of its Indebtedness and obligations, including without limitation all assessment Taxes, governmental charges, levies and Liens, of every kind and nature, imposed upon the Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a Lien or charge upon any of the Borrower’s properties, income and profits that constitute the Property.

Section 5.12. Payment of the Loan. Punctually pay or cause to be paid the principal of and interest on the Loan at the times and places and in the manner specified in Section 2.03.

Section 5.13. Evidence of arrangement between CCH Netherlands BV and Borrower. Upon Lender’s request, provide a copy of the fully executed agreement between CCH Netherlands BV and Borrower or other evidence that the funding arrangement pursuant to which the Loan will be repaid is still in effect.

ARTICLE VI

NEGATIVE COVENANTS

So long as any portion of the Loan shall remain unpaid, the Borrower will not:

Section 6.01. Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, including without limitation, the Collateral, except (the following being “Permitted Liens”):

(a) Liens in favor of the Lender, including pursuant to the Security Agreement;

(b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c) Liens imposed by law, such as mechanics’, material men’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Lines, securing obligation incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d) Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(e) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

(f) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

Section 6.02. Debt. Create, incur, assume, or suffer to exist any Debt, except:

(a) Debt of the Borrower under this Loan Agreement;

(b) Debt currently pending and disclosed, but no voluntary prepayments, renewals, extensions, or refinancing thereof; and

(c) Debt of the Borrower subordinated on terms satisfactory to the Lender to the Borrower’s obligations under this Loan Agreement and the Loan.

Section 6.03. Change in Nature of Business. Engage in any line of business substantially different from the collection of the Standby Fees under the Water Services Agreements (as defined in the Purchase Agreement).

Section 6.04. Restrictions on Fundamental Changes.

(a) Consummate any acquisition of any Person by means of merger or other form of corporate reorganization in which outstanding shares of such Person are exchanged for securities or other consideration issued, or caused to be issued, by Borrower, or consummate a purchase of substantially all of any Person’s assets; or

(b) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets.

Section 6.05. Sales of Collateral. Sell, lease, transfer, license, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any Collateral.

Section 6.06. Subsidiaries. Create any Subsidiaries.

Section 6.07. Agreements with Clients. Enter into any agreements with clients under the Water Services Agreements without prior written consent of Lender, such consent to be withheld in Lender’s sole discretion.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events shall occur:

(1) The Borrower shall fail to pay the principal of, or interest on, the Loan, or any fee, as and when due and payable;

(2) Any representation or warranty made or deemed made by the Borrower in this Loan Agreement, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

(3) The Borrower shall fail to perform or observe any term, covenant, or agreement contained in Articles V or VI hereof;

(4) The Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Loan) of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(5) The Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due, (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, or receiver, or trustee for it or a substantial part of its assets; (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (d) shall have had any such petition or application, voluntary or involuntary, filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship;

(6) One or more judgments, decrees, or orders for the payment of money in excess of Ten Thousand Dollars ($10,000.00) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(7) If the Lender receives its first notice of a hazardous discharge or an environmental complaint from a source other than the Borrower, and the Lender does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by certified mail, return receipt requested) of such hazardous discharge or environmental complaint from the Borrower within twenty-four (24) hours of the time the Lender first receives said notice from a source other than the Borrower; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages of cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five (5) Business Days of the occurrence giving rise to the claim (a) the Borrower can prove to the Lender’s satisfaction that the Borrower has commenced and is diligently pursuing: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for an injunction, a restraining order, or other such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergency relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Lender and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

(8) The Loan Documents after delivery thereof for any reason have been revoked or invalidated, or otherwise cease to be in full force and effect (other than due to an action or inaction that was solely the fault of Lender, and not the consequence of some other default or breach of Borrower), or Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or Borrower or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Loan Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority Lien subject only to the Liens set forth in Section 6.01 hereof in any of the Collateral purported to be covered thereby (other than due to an action or inaction that was solely the fault of Lender, and not the consequence of some other default or breach of Borrower under any of the Loan Documents);

then, and in any such event, the Lender may, by notice to the Borrower, declare the Loan, all interest thereon, and all other amounts payable under this Loan Agreement to be forthwith due and payable, whereupon the Loan, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII

MISCELLANEOUS

8.01 Further Assurances. At any time and from time to time after the date hereof, each Party agrees to take such actions and to execute and deliver such documents as the other Party may reasonably request to effectuate the purposes of this Loan Agreement.

8.02 Assignment. Borrower shall not assign any of its rights, interests, or obligations under this Loan Agreement without the prior written consent of Lender. Subject to the foregoing restriction, this Loan Agreement and all provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their respective heirs, successors, legal representatives, and assigns.

8.03 Amendment. Except as otherwise provided in this Loan Agreement, neither this Loan Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by both Parties, and then only to the extent set forth in such writing.

8.04 Entire Agreement. This Loan Agreement, together with the Escrow Agreement and the other Loan Documents constitute the entire understanding between the Parties with respect to the matters set forth herein, and they supercede all prior or contemporaneous understandings or agreements between the Parties with respect to the subject matter hereof, whether oral or written, including the binding Equipment Purchase Commitment letter, dated June 28, 2007.

8.05 Notices. Any notice, approval, consent, waiver, or other communication required or permitted to be given or to be served upon either Party in connection with this Loan Agreement shall be in writing. Such notice shall be personally served, sent by facsimile, sent prepaid by registered or certified mail with return receipt requested, or sent by reputable overnight delivery service, such as Federal Express, and shall be deemed given: (a) if personally served, when delivered to the Party to whom such notice is addressed; (b) if given by facsimile, when sent, provided that the confirmation sheet from the sending fax machine confirms that the total number of pages were successfully transmitted; (c) if given by prepaid or certified mail with return receipt requested, on the date of execution of the return receipt; or (d) if sent by reputable overnight delivery service, such as Federal Express, when received. Such notices shall be addressed to the Party to whom such notice is to be given at the Party’s address set forth below or as such Party shall otherwise direct in writing to the other Party delivered or sent in accordance with this Section.

If to Lender:

Basin Water, Inc.

8731 Prestige Court

Rancho Cucamonga, CA 91730

Attn: Chief Financial Officer

Fax No.: (909) 481-6801

If to Borrower:

Lloyd Ward

VL Capital LLC

5644 LBJ Freeway, Ste. 201

Dallas, TX 75240

Fax No.: [            ]

8.06 Governing Law. This Loan Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to any choice of law or conflicts of laws rule or principle that would result in the application of any other laws.

8.07 Cumulative Rights; Waiver. The rights created under this Loan Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by either Party to exercise, and no delay in exercising any rights, shall be construed or deemed to be a waiver thereof or of any other right under this Loan Agreement, nor shall any single or partial exercise by any Party preclude any other or future exercise thereof or the exercise of any other right. Any waiver of any provision or of any breach of any provision of this Loan Agreement must be in writing, and any waiver by any Party of any breach of any provision of this Loan Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Loan Agreement. The failure of any Party to insist upon strict adherence to any term of this Loan Agreement on one or more occasions shall not be considered or construed or deemed a waiver of any provision or any breach of any provision of this Loan Agreement or deprive that Party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Loan Agreement.

8.08 Liberal Construction. This Loan Agreement constitutes a fully negotiated agreement among commercially sophisticated Parties, each assisted by legal counsel, and the terms of this Loan Agreement shall not be construed or interpreted for or against any Party hereto because that Party or its legal representative drafted or prepared such provision.

8.09 Severability. If any provision of this Loan Agreement is invalid, illegal, or unenforceable, such provision shall be deemed to be severed or deleted from this Loan Agreement and the balance of this Loan Agreement shall remain in full force and effect notwithstanding such invalidity, illegality, or unenforceability.

8.10 Good Faith and Fair Dealing. The Parties hereto acknowledge and agree that the performances required by the provisions of this Loan Agreement shall be undertaken in good faith, and with each of the Parties dealing fairly with each other.

8.11 No Third Party Beneficiaries. Subject to Section 8.02 above, this Loan Agreement does not create, and shall not be construed to create, any rights enforceable by any person, partnership, corporation, joint venture, limited liability company or other form of organization or association of any kind that is not a Party to this Loan Agreement, except to the extent that Lender’s rights may be enforced by a parent company thereof or a subsidiary thereto.

8.12 Counterparts; Facsimile Execution. This Loan Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except for having an additional signature page executed by any other Party. Each Party agrees that each other Party may rely upon the facsimile signature of any Party on this Loan Agreement as constituting a duly authorized, irrevocable, actual, current delivery of this Loan Agreement as fully as if this Loan Agreement contained the original ink signature of the Party supplying a facsimile signature.

8.13 Disputes.

(a) Mediation. Any dispute or controversy arising out of, under, or in connection with, or in relation to, this Loan Agreement and/or any amendments thereto, or the breach thereof, which is not resolved informally by prior mutual agreement of the Parties hereto, shall be submitted to non-binding mediation. Each Party shall pay the fees of its own attorneys and all other expenses connected with presenting its case. Other costs of the mediation, including the mediator’s fee, the cost of any record or transcripts of the mediation, and all other fees and costs, shall be borne by equally by the parties. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or such other period as the parties agree, either Party may seek relief in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction.

(b) Attorneys Fees. If mediation is waived and/or modified in writing by the Parties hereto pursuant to Section 8.13(a) above, and any Party to this Loan Agreement reasonably retains counsel for the purpose of enforcing any provision of this Loan Agreement, including without limitation the institution of any action or proceeding to enforce any provision of this Loan Agreement, or to recover damages if otherwise available hereunder, or to obtain injunctive or other relief by reason of any alleged breach of any provision of this Loan Agreement, or for a declaration based on a demonstrated necessity of such Party’s rights or obligations under this Loan Agreement, or for any other judicial or equitable remedy, then if the matter is settled by judicial or quasi judicial determination, the prevailing Party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing Party for all costs and expenses incurred, including without limitation all attorneys’ fees and costs for services rendered to the prevailing Party and any attorneys’ fees and costs incurred in enforcing any judgment or order entered. The prevailing Party shall be determined by the court in the initial or any subsequent proceeding.

8.14 Venue. Venue for any mediation, action or proceeding brought pursuant to Section 8.13 above shall be before a state or federal court, tribunal, or magistrate located in the County of San Diego, State of California.

8.15 Force Majeure. If any performance (other than the payment of money due hereunder) of this Loan Agreement is prevented, delayed, or made impracticable due to extended drought, flood, fire, earthquake, or other natural disaster, strike, lock out, unavailability of necessary materials, electrical power or fuel, civil rioting, terrorist attack, war or military conflict, inability to obtain all necessary permits or approvals (including any and all environmental approvals), or if the cost of complying with environmental requirements renders this transaction economically impractical (collectively a “Force Majeure Event”), then such performance (except for the payment of money due hereunder) of this Loan Agreement shall be excused for the period of prevention, delay, or impracticability resulting from the Force Majeure Event.

IN WITNESS WHEREOF, the parties hereto have read the foregoing Loan Agreement, and have consulted with their legal counsel, and understand and agree to all terms and conditions contained herein, and do cause this Loan Agreement to be executed by their authorized and empowered officers and representatives as of the day and year first above written.

LENDER:

BASIN WATER, INC.

By:	/s/ Thomas C. Tekulve
Name:	Thomas C. Tekulve
Title:	CFO

BORROWER:

VL CAPITAL LLC

By:	/s/ Lloyd Ward
Name:	Lloyd Ward
Title:	Manager

TERM LOAN AGREEMENT AMENDMENT

This TERM LOAN AGREEMENT AMENDMENT dated this      day of                  , 2007, between VL Capital LLC (herein after referred to as the “Buyer”) and BASIN WATER, INC (hereinafter referred to as the “Seller”), and in consideration of the terms and conditions set forth below, the parties hereto hereby agree as follows:

Whereas the parties entered into a Purchase and Term Loan Agreement (the “Agreement”) dated as of the 30th day of June 2007; and

Whereas the Agreement provides for payments of Fifty Six Thousand Two Hundred Fifty Dollars ($56,250.00) commencing April 1, 2008; and

Whereas the parties wish to amend the payment dates thereunder;

It is agreed to by and between the parties that:

1-	For and in consideration of the sum of One dollars ($1.00) paid herewith and other good and valuable consideration payments shall commence May 15, 2008 and each month thereafter and

2-	All other terms of the Agreement shall continue as stated therein.

VL Capital LLC		Basin Water, Inc

By:	/s/ Lloyd Ward	By:	/s/ Thomas C. Tekulve
Its:	Manager	Its:	CFO
Date:	3-18-07	Date:	3/25/08